Exhibit 99.T3A-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 10/10/2011
FILED 04:11 PM 10/10/2011
SRV 111086879 - 4812497 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.           Name of Limited Liability Company: Bolster LLC.

2.           The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is LiveWatch Security, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of October, A.D. 2011.

By:	/s/ R. Brad Morehead
Authorized Person(s)

Name:	R. Brad Morehead
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